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                                 EXHIBIT 23(i)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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Exhibit 23(a)







          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
MML Bay State Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 4 to the registration statement on Form S-2 File (No. 33-79750) of our report, which includes explanatory paragraphs relating to the use of statutory accounting practices, which practices differ from generally accepted accounting principles, dated February 6, 1998 on our audit of the statutory financial statements and the statutory financial statement schedules of MML Bay State Life Insurance Company. We also consent to the reference to our Firm under the caption "Experts" and "Selected Historical Financial Data".




COOPERS & LYBRAND, L.L.P
Springfield, Massachusetts
March 17, 1998
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Exhibit 23(b)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders of MML Bay State Life Insurance Company

In connection with our audits of the statutory financial statements of MML Bay State Life Insurance Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which financial statements are included in the Post Effective Amendment No. 4 to the registration statement of Form S-2 (File No. 33-79750), we have also audited the financial statement schedules listed in Exhibit 23(ii) herein.

In our opinion, these financial statement schedules, when considered in relation to the basic statutory financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.


COOPERS & LYBRAND L.L.P.
Springfield, Massachusetts
February 6, 1998